April 20, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2/A-5 Registration Statement, for the registration of 200,000 shares of common stock of Grafix2Go, Inc., a Nevada Corporation (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the years ended December 30, 2003 and 2002, dated March 22, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,


/s/Mantyla McReynolds
Mantyla McReynolds